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                                                                   EXHIBIT 10.38

FREE TRANSLATION

                               SUBLEASE AGREEMENT



By this act, lawfully and under private signature, the parties below:

1. CECCATO S/A COMERCIO DE UTILIDADES DOMESTICAS, a company with its principal place of business in the City of Campinas, Sao Paulo State, at Rua 13 de Maio, 231, Centro, registered under CGC/MF no. 45.993.680/0001-20 and State Registry no. 244.013.828-116, herein represented by its directors Mr. Fioravante Octavio Ceccato, a Brazilian citizen, married, businessman, the bearer of ID Card RG no. 1.451.258 and CPF/MF no. 014.241.498/00 and Mr. Oswaldo Ceccato, a Brazilian citizen, married, businessman, the bearer of ID Card RG no. 1.420.707 and CPF/MF no. 014.241.308/91; and

2. GROUP TECHNOLOGIES SUPR. INFORMATICA IND. E COM. LTDA., a company with its principal place of business in the City of Hortolandia, Sao Paulo State, at Rodovia SP101, Km.9 Trecho Campinas - Monte Mor Centro Industrial IBM Predio 031, registered under CGC/MF 00.457.616/0001-96 and State Registry no. 748.017.284.118, herein represented by its Managing Director, Mr. Ricardo Fabio Battaglia, a Brazilian citizen, married, the bearer of ID Card RG no.
15.659.595 and CPF/MF no 083.697.098/50.

also hereinafter simply referred to as Sublessor and Sublessee respectively, do hereby agree to enter into this Agreement, in accordance with the following clauses and conditions, mutually accepted and granted by the parties and their successors:

CLAUSE 1 - PURPOSE - The present agreement has as a purpose the sublease of a property located in the City of Campinas, at Rua Antonio Vilela Junior, no. 33, Real Estate Development Jardim Bandeirantes, Block F, lots no. 07 comprised of 360,00 m2, no. 08 of 360,00 m2, no. 09 of 537,00 m2, no. 10 of 616,00 m2, no.
11 of 448,00 m2, no. 12 of 300,00 m2, no. 13 of 300,00 m2, no. 14 of 300,00 m2,
no. 15 of 300,00 m2, no 16. of 300,00 m2 and no. 17 of 300,00 m2.  Jardim
Bandeirantes is a 4121, 00 m2 land and 2851,75 m2 built-up area Real Estate Development, duly registered before the Real Estate Registry Office of Campinas, SP, Sao Paulo State, Brazil, under enrollment nos. 7632, 7633, and 7634.

CLAUSE 2 - DESIGNATION - The subleased property is designated for the installation of any facilities deemed as necessary for the performance of Sublessee's activities.

CLAUSE 3 - VALIDITY - The validity term of this Agreement shall start on March 20, 1996 and expire on July 07, 1999, on which expiration date Sublessee undertakes to return the property to Sublessor completely vacant and under the same conditions it has first received it, independently of any notice.

     3.1 - Sublessee may assign and transfer this Sublease Agreement, totally or partially, to companies pertaining to its economic group. This Agreement shall remain valid in the event of transfer of the subleased property's domain or possession to third parties, under any circumstances.

CLAUSE 4 - RENTAL AMOUNT - The initial rental amount to be paid on a monthly basis shall be R$19,000.00 (Nineteen thousand reais).

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                                                                   EXHIBIT 10.38



     4.1 - As long as this Agreement remains valid or should the term hereof be extended, the rental amount to be paid on a monthly basis shall be adjusted annually, as of the initial date of the Agreement, which adjustment shall be based on the accrued variation of the previous year of the index IGP-M of the FGV (Getulio Vargas Foundation), and in case such index is not disclosed, another index, pertinent to the matter, determined by the competent government authorities, shall be adopted.

     4.2 - The rental amount shall be due as of March 20, 1996 and payable by Sublessee until the fifth (5th) day of the following month, and payments shall be effected upon deposits at UNIBANCO, current account no. 112233-0 agency 0113
- - - Senador Saraiva, Campinas SP, or by any other mean Sublessor previously and by written notice determines.

     4.3 - Sublessor shall send Sublessee until the 25th day of each month, copies of the rental payment receipts of the previous month, referring to payments the former has effected to Owner. Should Sublessor fail to forward the receipts to Sublessee, the latter may withhold the rental sublease payments. In the event, payments which were withheld by Sublessee shall be released to Sublessor, no interest, fine or monetary correction charged, upon evidence that Sublessee's has complied with its obligations to Owner.

CLAUSE 5 - TAXES AND FEES - Sublessee shall account for all taxes levied on urban/territorial real property, and any other municipal taxes incurred, as well as for all the ordinary expenses of the subleases property such as water supply and electricity.

CLAUSE 6 - BETTERMENTS AND CONSERVATION - Sublessor hereby authorizes Sublessee to effect any alterations or betterments to the property deemed as convenient by the latter to furnish adequate services, as long as the legal provisions and regulations in force are respected, as well as the safety and stability of the construction.

     6.1 - Disassemble or removable betterments may be removed at any time by Sublessee, who shall replace the original essence as regards any affected parts of the building.

     6.2 - Upon termination of this Agreement, Sublessee agrees to deliver the sublease property in good conditions of cleanliness, neatness and conservation. Sublessee further agrees to comply with all requirements enforceable due to its actions by the administrative authorities.

     6.3 - Sublessor declares that the building is in perfect accordance with the municipal standards of construction and requirements of the concessionaires of public services. Should any irregularity be evidenced, Sublessor agrees to promptly comply with the requirements set forth by the competent authorities.
A plan duly approved by the competent authority is annexed hereto.

CLAUSE 7 - INSURANCE - Sublessee agrees to contract insurance against fire risk for the subleased property, in which policy Owner shall be the beneficiary, and which amount shall be initially R$3,340,000.00 (Three million, Three hundred and forty thousand reais), and further adjusted on occasion of the renewal of the general insurance policy contracted by Sublessee. Upon each renewal of the referred policy, the insured amount shall be that equivalent to 176 times the rental amount in effect.

     7.1 - In the event of destruction by fire of the subleased property, this Sublease Agreement shall be automatically terminated. If, however, the property is only partially destroyed and the competent authorities authorize utilization of the non-damaged portion of the building, and should Sublessor wish to

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                                                                   EXHIBIT 10.38

utilize said portion, this Agreement shall remain valid and a proportional reduction of the rental amount and other charges shall be established.

CLAUSE 8 - INFRINGEMENT FINE - It is hereby stipulated an infringement fine equivalent to R$150,000.00 (One hundred and fifty thousand reais), to be incurred on the party who fails to comply with any clause or condition set forth by this Agreement. The infringement fine mentioned above shall be due in its totality, at any time during the term of this agreement.

CLAUSE 9 - SUBLESSOR'S OBLIGATIONS - Sublessor hereby undertakes to renew the lease agreement entered into with the Owner of the property for more than ten
(10) years, which new instrument shall be executed until November 30, 1998, pursuant to applicable law.

     9.1 - In the event no new agreement has been executed until November 30, 1998, Sublessor agrees to comply with the time frame for filing a judicial suit against Lessor/Owner, aiming at the compulsory renewal of the agreement, which judicial suit shall be brought until December 10, 1998, since the period for bringing suit expires when courts are closed.

     9.2 - Once defined the renewal of the lease Agreement between Sublessor and Owner, Sublessor agrees to offer the property to Sublessee for renewal of the sublease. The new sublease payment amount shall be in accordance with the rental amount practiced in the market.

     9.3 - In the event Sublessor fails to comply with its obligations as set out in this Clause, the same agrees to pay a fine of R$150,000.00 (one hundred and fifty thousand reais) to Sublessee.

CLAUSE 10 - BANK GUARANTEE - It is hereby determined that Sublessee shall provide a Bank Guarantee in the form of a letter of Guarantee by Banco Itamarati S/A, comprising the amount of R$150,000.00 (One hundred and fifty thousand reais). This instrument shall be binding on Banco Itamarati S/A, as a jointly liable guarantor, in relation to all contractual charges, which liability shall endure until the property is delivered, vacant of persons and things. This instrument shall expire on February 24, 1997 and may be renewed for equal periods of time.

CLAUSE 11 - RESILITION - Sublessee may rescind this Agreement partially or totally, at any moment during the term hereof, provided that a previous written notice is given to the other party, with a minimum two hundred and thirty (230) days, not being owed in this regard any rental amount referring to the months comprised between the resilition date and the termination date of the Agreement.

CLAUSE 12 - JURISDICTION - The parties hereby elect the exclusive jurisdiction of the central courts of the City of Campinas, State of Sao Paulo, with respect to any controversy arising out of this Agreement.


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                                                                   EXHIBIT 10.38


IN WITNESS WHEREOF, the parties have executed this Agreement in four (4) counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, in the presence of the witnesses below.


                          Campinas, March 20th, 1996.

              By Sublessor
              /s/ Fioravante Octavio Ceccato
              ---------------------------------------------
              Ceccato S/A Comercio de Utilidades Domesticas
              Fioravante Octavio Ceccato  Oswaldo Ceccato


              By Sublessee
              /s/ Ricardo Fabio Battaglia
              ------------------------------------------------------
              Group Technologies Supr. Informatica Ind. e Com. Ltda. Ricardo Fabio Battaglia


Witnesses:


1. /s/ Jose Henrique Xavier
   -------------------------------
   Jose Henrique Xavier


2. /s/ Jose Eduardo Darros de Matos
   --------------------------------
   Jose Eduardo Darros de Matos